EXHIBIT 99.1
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN, AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT/ PROSPECTUS ACCOMPANYING THIS PROXY CARD BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON SHOULD YOU WISH TO DO SO EVEN THOUGH YOU HAVE ALREADY SENT IN YOUR PROXY.
ALPHASMART, INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS
      The undersigned hereby appoints Ketan D. Kothari and Manish D. Kothari, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of common stock of AlphaSmart, Inc., or AlphaSmart, which the undersigned is entitled to vote at the Special Meeting of Stockholders of AlphaSmart to be held at AlphaSmart’s corporate headquarters at 973 University Avenue, Los Gatos, California 95032, on June 27, 2005, at 8:00 a.m. local time, and at any adjournment thereof, (1) as hereinafter specified upon the proposals listed below and as more particularly described in the proxy statement/ prospectus of AlphaSmart for the special meeting, receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting. A vote “FOR” the following proposals is recommended by the Board of Directors:

1.	To adopt the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of January 24, 2005 and amended as of April 20, 2005, by and among Renaissance Learning, Inc., AlphaSmart, RLI Acquisition Corp., Inc., a wholly owned subsidiary of Renaissance, and RLI Acquisition Sub, LLC, a wholly-owned subsidiary of Renaissance, pursuant to which AlphaSmart is being acquired by Renaissance, and to approve the transactions contemplated thereby.
☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

2.	With discretionary authority, upon such other matters as may properly come before the special meeting and any adjournment or postponement of the special meeting. At this time, the persons making this solicitation know of no other matters to be presented at the meeting.
☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted for proposals 1 and 2.

DATED:
(Be sure to date Proxy)

(Signature of Stockholder)

(Signature of Stockholder)
MARK BOX AT RIGHT IF YOU PLAN TO ATTEND THE SPECIAL MEETING     ☐
PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE STOCK CERTIFICATE REPRESENTING YOUR SHARES. IF SIGNING FOR ESTATES, TRUSTS OR CORPORATIONS, TITLE OR CAPACITY SHOULD BE STATED. IF SHARES ARE HELD JOINTLY, BOTH SHOULD SIGN.